U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): October 30, 2007



                          Concierge Technologies, Inc.
             (Exact name of registrant as specified in its charter)



       Nevada                    333-38838                   95-4442384
       ------                    ---------                   ----------
      (state of           (Commission File Number)          (IRS Employer
    incorporation)                                           I.D. Number)

                          22048 Sherman Way, Suite 301
                              Canoga Park, CA 91303
                                 (818) 610-0310
              ----------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.
-----------------------------------------------------

     On October 30, 2007 Concierge Technologies, Inc. entered into a Stock Purchase Agreement with Wireless Village, Inc., its principal officers and its shareholders. The Agreement is scheduled to close by April 30, 2008 unless Concierge and Wireless Village agree to extend the closing date. At the closing, Concierge shall purchase all 1,667 shares of Wireless Village's outstanding common stock from its shareholders, the purchase price being 5,000,000 shares of Concierge's Series A Convertible Voting Preferred Stock to be distributed pro rata to Wireless Village's shareholders in exchange for their Wireless Village common stock. Wireless Village's principal officers Bill Robb and Daniel Britt are required to remain as officers of Wireless Village for a year. The Agreement is subject to warranties and conditions that are common in agreements of this type.

Item 9.01 Financial Statements and Exhibits.
--------------------------------------------

         (d)      Exhibits

         Exhibit No.                                 Description
         -----------                                 -----------

         10.2              -                 Stock  Purchase  Agreement  between
                                             Concierge  Technologies,  Inc.  and
                                             Wireless Village,  Inc. Dated as of
                                             October 30, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 2007                          Concierge Technologies, Inc.


                                                        /s/ David W. Neibert
                                                 By
                                                     ---------------------------
                                                     David W. Neibert, President










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